Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 13, 2017

Arbor Realty Trust, Inc.
333 Earle Ovington Blvd — Suite 900
Uniondale, NY 11553

Re:                             Arbor Realty Trust, Inc. — 5.375% Senior Notes due 2020

Ladies and Gentlemen:

We have acted as special counsel to Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering of $125,000,000 aggregate principal amount (the “Underwritten Securities”) of the Company’s 5.375% Convertible Senior Notes due 2020 (the “Notes”) and up to an additional $18,750,000 aggregate principal amount of the Notes to be issued to the Underwriters (as defined below) pursuant to an option to cover over-allotments (the “Option Securities” and together with the Underwritten Securities, the “Securities”), to be issued under the Indenture, dated as of May 12, 2014 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture, dated as of November 13, 2017 (together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-212554) of the Company relating to the Securities and other securities of the Company filed on July 15, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on July 26, 2016 (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated July 16, 2016 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated November 7, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

Arbor Realty Trust, Inc.

November 13, 2017

(d)           the prospectus supplement, dated November 7, 2017 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)           an executed copy of the Underwriting Agreement, dated November 7, 2017 (the “Underwriting Agreement”) among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership and J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities.

(f)            an executed copy of the Indenture; and

(g)           the global certificate evidencing the Underwritten Securities (the “Note Certificate”) in the form delivered by the Company to the Trustee for authentication and delivery.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the “Opined-on Law”).

The Underwriting Agreement, the Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York

Arbor Realty Trust, Inc.

November 13, 2017

The opinions stated herein are subject to the following qualifications:

(a)           the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)           we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)           except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(e)           to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402, and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions, we have assumed that, at all applicable times:

(a)           the Company (i) was duly incorporated and was validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)           the Company had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements;

(c)           each of the Transaction Agreements had been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

Arbor Realty Trust, Inc.

November 13, 2017

(d)           neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities: (i) conflicted or will conflict with the articles of incorporation or by-laws of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)           neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP